Exhibit 99.1

BitMine Immersion Technologies, Inc. Announces Reverse Stock Split

Las Vegas, NV. May 16, 2025

Las Vegas, May 16, 2025 - BitMine Immersion Technologies, Inc. (“BitMine” or the “Company”) (OTCQX: BMNR) is pleased to announce a 1 for 20 reverse split of its common stock. The reverse split will be effective Friday May 16, 2025 at 9:00 a.m. eastern time. No fractional shares shall be issued in connection with the reverse split, and any shareholders who otherwise would be entitled to receive fractional shares of common stock shall be entitled to receive cash equal to the market value of its fractional share at the closing price of the common stock on May 15, 2025.

Jonathan Bates, BitMine CEO, was quoted as saying, “This reverse split is part of our efforts to meet listing requirements in connection with the Company’s application to list on a national securities exchange.”

For additional information, please see the Company’s filings with the Securities and Exchange Commission available at www.sec.gov.

About BitMine Immersion Technologies, Inc.

BitMine is a technology company focused on Bitcoin mining using immersion technology, an advanced cooling technique where computers are submerged in specialized oil circulated to keep units operating at optimal ambient temperature. Immersion technology is more environmentally friendly than conventional mining methodologies, while lowering operating expenses and increasing yield. BitMine’s operations are located in low-cost energy regions in Trinidad, Pecos, Texas, and Murray, Kentucky.

Forward-Looking Statements:

This press release contains statements that constitute “forward-looking statements.” The statements in this press release that are not purely historical are forward-looking statements which involve risks and uncertainties. Actual future performance outcomes and results may differ materially from those expressed in forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond BitMine’s control, including those set forth in the Risk Factors section of BitMine’s Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on April 4, 2025, as well as any other SEC filings, as amended or updated from time to time. Copies of BitMine’s filings with the SEC are available on the SEC’s website at www.sec.gov. BitMine undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

BitMine Immersion Technologies Contact:

Jonathan Bates, Chairman and CEO
info@bitminetech.io